     As filed with the Securities and Exchange Commission on October 5, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                            51-0370352
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)


             600 NORTH DAIRY ASHFORD                       77079
                 HOUSTON, TEXAS                         (Zip Code)
     (Address of Principal Executive Offices)

                                   ----------

                      2001 GLOBAL PERFORMANCE SHARING PLAN
                    1998 STOCK AND PERFORMANCE INCENTIVE PLAN
                    1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                      1998 GLOBAL PERFORMANCE SHARING PLAN
                 THRIFT PLAN FOR RETAIL EMPLOYEES OF CONOCO INC.
                    THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
             CONOCO INC. SALARY DEFERRAL & SAVINGS RESTORATION PLAN
                            (Full title of the plans)

                                   ----------

                              R.A. HARRINGTON, ESQ.
                SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                   CONOCO INC.
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                              AMOUNT TO BE  PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(2)      PRICE PER SHARE              OFFERING PRICE        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(1)      85,940,021(3)                 (4)           $1,979,275,461(4)           $494,819(4)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock, par value $.01 per share ("Common Stock"), being registered hereby.

(2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plans as a result of the antidilution provisions thereof.

(3) The shares of Common Stock being registered hereby include (i) 1,500,000 shares to be issued under the 2001 Global Performance Sharing Plan, (ii) 29,667,481 shares to be issued under the 1998 Stock and Performance Incentive Plan, (iii) 34,375,221 shares to be issued under the 1998 Key Employee Stock Performance Plan, (iv) 200,000 shares to be issued under the Deferred Compensation Plan for Non-Employee Directors,
         (v) 1,808,767 shares to be issued under the 1998 Global Performance Sharing Plan, (vi) 1,493,150 shares to be issued under the Thrift Plan for Retail Employees of Conoco Inc. (the "Retail Thrift Plan") and
         (vii) 16,895,402 shares to be issued under the Thrift Plan for Employees of Conoco Inc. (collectively with the Retail Thrift Plan, the "Thrift Plans") and the Conoco Inc. Salary Deferral & Savings Restoration Plan. The shares registered hereby for issuance under the Thrift Plans consist of shares of Common Stock to be acquired by the trustees of the Thrift Plans pursuant to the operation thereof. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Thrift Plans described herein.

(4) Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933 solely for the purpose of computing the registration fee and based upon (a) the aggregate exercise price of the options to purchase 44,967,331 shares of Common Stock granted under the plans as of August 31, 2001 ($945,534,493) and (b) with respect to the balance of the shares of Common Stock registered hereby, the average of the high and low prices of the Class B Common Stock on the New York Stock Exchange on October 3, 2001. In addition, pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant hereby offsets the registration fee required in connection with this Registration Statement by $769,747 previously paid by the Registrant in connection with the registration of (i) 1,808,767 shares of the Registrant's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), pursuant to the Registration Statement on Form S-8 (Registration No. 333-65981) filed with the Securities and Exchange Commission (the "SEC") on October 22, 1998; (ii) 1,100,000 shares of the Registrant's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), pursuant to the Registration Statement on Form S-8 (Registration No. 333-62108) filed with the SEC on June 1, 2001; (iii) 28,764,915 shares of Class A Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-65977) filed with the SEC on October 22, 1998; (iv) 20,724,000 shares of Class B Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-80953) filed with the SEC on June 17, 1999; (v) 28,841,318 shares of Class A Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-65985) filed with the SEC on October 22, 1998; (vi) 18,651,195 shares of Class B Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-80951) filed with the SEC on June 17, 1999; (vii) 100,000 shares of Class A Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-65979) filed with the SEC on October 22, 1998; (viii) 100,000 shares of Class B Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-80955) filed with the SEC on June 17, 1999; (ix) 749,005 shares of Class A Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-69253) filed with the SEC on December 18, 1998; (x) 744,145 shares of Class B Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-80959) filed with the SEC on June 17, 1999; (xi) 11,118,114 shares of Class A Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-65983) filed with the SEC on October 22, 1998; and (xii) 5,777,287 shares of Class B Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-80957) filed with the SEC on June 17, 1999; in each case which have not been issued and which have been or will be deregistered pursuant to post-effective amendments to such registration statements filed on the date hereof. Accordingly, no filing fee is being paid in connection herewith.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the information concerning the 2001 Global Performance Sharing Plan, the 1998 Stock and Performance Incentive Plan, the 1998 Key Employee Stock Performance Plan, the Deferred Compensation Plan for Non-Employee Directors, the 1998 Global Performance Sharing Plan, the Thrift Plan for Retail Employees of Conoco Inc. (the "Retail Thrift Plan"), the Thrift Plan for Employees of Conoco Inc. (the "Employee Thrift Plan" and, together with the Retail Thrift Plan, the "Thrift Plans") and the Conoco Inc. Salary Deferral & Savings Restoration Plan (collectively, the "Plans") required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Conoco Inc., a Delaware corporation ("Conoco"), by the Retail Thrift Plan and by the Thrift Plan (File No. 001-14521), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (1) Conoco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

                  (2) Conoco's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission on May 10, 2001, and for the quarter ended June 30, 2001, as filed with the Commission on August 8, 2001;

                  (3) Conoco's Current Reports on Form 8-K, as filed with the Commission on February 22, 2001, February 23, 2001, July 17, 2001, July 31, 2001 (as amended by a Form 8-K/A filed with the Commission on September 10, 2001, which includes, among other financial statements, updated historical financial statements of Conoco as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000), September 17, 2001, September 20, 2001,
         September 24, 2001 and October 5, 2001;

                  (4) The description of Conoco's Common Stock, par value $.01 per share (the "Common Stock"), and the associated rights to purchase preferred stock, which trade together with the Common Stock, contained in Conoco's Registration Statement on Form 8-A, filed with the Commission on September 28, 2001, as thereafter amended from time to time for the purpose of updating, changing or modifying such description;

                  (5) The Annual Report of the Retail Thrift Plan on Form 11-K for the fiscal year ended December 31, 2000; and

                  (6) The Annual Report of the Thrift Plan on Form 11-K for the fiscal year ended December 31, 2000.


         All documents filed by Conoco or the Thrift Plans with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

         o any breach of the director's duty of loyalty to the corporation or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o payments of unlawful dividends or unlawful stock repurchases or redemptions, or

         o any transaction from which the director derived an improper personal benefit.

         Article 5E(2) of Conoco's certificate of incorporation provides that no director shall be personally liable to Conoco or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

         o any breach of the director's duty of loyalty to Conoco or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o liabilities pursuant to section 174 of the Delaware General Corporation Law, or

         o any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of Conoco for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Conoco's By-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

         Conoco has entered into indemnification agreements with each of its directors . Such agreements provide that, to the fullest extent permitted by applicable law, Conoco shall indemnify and hold each director harmless from and against any and all losses and expenses whatsoever (i) arising out of any event or occurrence related to the fact that such director is or was a director or officer of Conoco, is or was serving in another capacity with Conoco, consented to be named as a person to be elected as a director of Conoco in connection with Conoco's initial public offering of common stock, or by reason of anything done or not done by such director in such capacity and (ii) incurred in connection with any threatened, pending or completed legal proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER            DOCUMENT DESCRIPTION
-------           --------------------

 4.1      --      Restated Certificate of Incorporation of Conoco (incorporated by reference to Appendix B filed as part of Conoco's Proxy
                  Statement filed with the Commission on August 3, 2001, File
                  No. 001-14521).

 4.2      --      Bylaws of Conoco, as amended as of September 4, 2001
                  (incorporated by reference to Exhibit 3.3 of Conoco's
                  Registration Statement on Form S-3, as amended by Amendment
                  No. 1 thereto, Registration No. 333-67004).

 4.3      --      Form of certificate representing Common Stock (incorporated by reference to Exhibit 4.1 of Conoco's Registration Statement on
                  Form 8-A filed with the Commission on September 28, 2001, File
                  No. 001-14521).

 4.4      --      Rights Agreement dated as of October 19, 1998 between Conoco and EquiServe Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (the "Rights
                  Agent") (incorporated by reference to Exhibit 4.4 of Conoco's
                  Registration Statement on Form S-8, Registration No.
                  333-65977).

 4.5      --      Amendment to Rights Agreement dated as of October 20, 1998 between Conoco and the Rights Agent (incorporated by reference to Exhibit 4.6 of Conoco's Registration Statement on Form S-8,
                  Registration No. 333-65977).

 4.6      --      Second Amendment to Rights Agreement dated as of July 29, 1999 between Conoco and the Rights Agent (incorporated by reference to Exhibit 4.1 of Conoco's Form 10-Q for the quarterly period ended June 30, 1999, File No. 001-14521).

 4.7      --      Form of Third Amendment to Rights Agreement between Conoco and the Rights Agent, which includes as Exhibit A the form
                  Certificate of Designations, Preferences and Rights of Series
                  A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit D the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.5 of Conoco's Registration Statement on Form 8-A filed with the Commission on September 28, 2001, File No.
                  001-14521).

*4.8      --      2001 Global Performance Sharing Plan.

*4.9      --      1998 Stock and Performance Incentive Plan.

*4.10     --      1998 Key Employee Stock Performance Plan.

*4.11     --      Deferred Compensation Plan for Non-Employee Directors.

*4.12     --      1998 Global Performance Sharing Plan.

*5.1      --      Opinion of Baker Botts L.L.P. as to the legality of
                  securities.

*23.1     --      Consent of PricewaterhouseCoopers LLP.

*23.2     --      Consent of Ernst & Young LLP.

*23.3     --      Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

*24.1     --      Powers of Attorney (included on the signature page of the
                  Registration Statement).

----------
*Filed herewith.

         The use of original issuance securities pursuant to the Thrift Plans is not contemplated. If original issuance securities are hereafter offered and sold pursuant to the Thrift Plans, an opinion of counsel will be filed by amendment. The registrant will submit or has submitted the Thrift Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Thrift Plans.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2001.

                                       CONOCO INC.



                                       By: /s/ Robert W. Goldman
                                           -----------------------------------
                                           Robert W. Goldman
                                           Senior Vice President, Finance, and
                                           Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Archie W. Dunham, Chairman, President and Chief Executive Officer of Conoco, Robert W. Goldman, Senior Vice President, Finance, and Chief Financial Officer of Conoco, and Rick
A. Harrington, Senior Vice President, Legal, and General Counsel of Conoco, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Conoco, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON OCTOBER 5, 2001.

            SIGNATURE                                         TITLE
            ---------                                         -----

     /s/ Archie W. Dunham                 Chairman, President and Chief Executive Officer
-----------------------------------       (Principal Executive Officer)
     Archie W. Dunham

     /s/ Robert W. Goldman                Senior Vice President, Finance, and Chief Financial
-----------------------------------       Officer (Principal Financial Officer)
     Robert W. Goldman

     /s/ W. David Welch                   Controller and Principal Accounting Officer
-----------------------------------
     W. David Welch

     /s/ Kenneth M. Duberstein            Director
-----------------------------------
     Kenneth M. Duberstein

     /s/ Ruth R. Harkin                   Director
-----------------------------------
     Ruth R. Harkin

     /s/ Charles C. Krulak                Director
-----------------------------------
     Charles C. Krulak


     /s/ Frank A. McPherson               Director
-----------------------------------
     Frank A. McPherson

     /s/ William K. Reilly                Director
-----------------------------------
     William K. Reilly

                                          Director
-----------------------------------
     William R. Rhodes

     /s/ A. R. Sanchez, Jr.               Director
-----------------------------------
     A.R. Sanchez, Jr.

     /s/ Franklin A. Thomas               Director
-----------------------------------
     Franklin A. Thomas

The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Thrift Plans) have duly caused this registration statement to be signed on behalf of the Thrift Plans by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2001.

                                THRIFT PLAN FOR RETAIL EMPLOYEES OF CONOCO INC. THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
                                CONOCO INC. SALARY DEFERRAL & SAVINGS
                                RESTORATION PLAN
                                (Plans)


                                By: /s/ THOMAS C. KNUDSON
                                   ---------------------------------------------
                                   Name: Thomas C. Knudson
                                   Title: Vice President, Human Resources
                                          of Conoco Inc.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

  4.1    --       Restated Certificate of Incorporation of Conoco (incorporated by reference to Appendix B filed as part of Conoco's Proxy
                  Statement filed with the Commission on August 3, 2001, File
                  No. 001-14521).

  4.2    --       Bylaws of Conoco, as amended as of September 4, 2001
                  (incorporated by reference to Exhibit 3.3 of Conoco's
                  Registration Statement on Form S-3, as amended by Amendment
                  No. 1 thereto, Registration No. 333-67004).

  4.3    --       Form of certificate representing Common Stock (incorporated by reference to Exhibit 4.1 of Conoco's Registration Statement on
                  Form 8-A filed with the Commission on September 28, 2001, File
                  No. 001-14521).

  4.4    --       Rights Agreement dated as of October 19, 1998 between Conoco and EquiServe Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (the "Rights
                  Agent") (incorporated by reference to Exhibit 4.4 of Conoco's
                  Registration Statement on Form S-8, Registration No.
                  333-65977).

  4.5    --       Amendment to Rights Agreement dated as of October 20, 1998 between Conoco and the Rights Agent (incorporated by reference to Exhibit 4.6 of Conoco's Registration Statement on Form S-8,
                  Registration No. 333-65977).

  4.6    --       Second Amendment to Rights Agreement dated as of July 29, 1999 between Conoco and the Rights Agent (incorporated by reference to Exhibit 4.1 of Conoco's Form 10-Q for the quarterly period ended June 30, 1999, File No. 001-14521).

  4.7    --       Form of Third Amendment to Rights Agreement between Conoco and the Rights Agent, which includes as Exhibit A the form
                  Certificate of Designations, Preferences and Rights of Series
                  A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit D the Summary of Rights
                  to Purchase Preferred Stock (incorporated by reference to
                  Exhibit 4.5 of Conoco's Registration Statement on Form 8-A
                  filed with the Commission on September 28, 2001, File No.
                  001-14521).

 *4.8    --       2001 Global Performance Sharing Plan.

 *4.9    --       1998 Stock and Performance Incentive Plan.

 *4.10   --       1998 Key Employee Stock Performance Plan.

 *4.11   --       Deferred Compensation Plan for Non-Employee Directors.

 *4.12   --       1998 Global Performance Sharing Plan.

 *5.1    --       Opinion of Baker Botts L.L.P. as to the legality of securities.

 *23.1   --       Consent of PricewaterhouseCoopers LLP.

 *23.2   --       Consent of Ernst & Young LLP.

 *23.3   --       Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

 *24.1   --       Powers of Attorney (included on the signature page of the
                  Registration Statement).

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*Filed herewith.